UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 19, 2007

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

FLORIDA                            000-30932                       98-0346454
-------                            ---------                       ----------
(STATE OR OTHER JURISDICTION)      (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
OF INCORPORATION)                                                IDENTIFICATION)

              335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142
                                                           --------------

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective March 19, 2007, the Company's wholly owned subsidiary ESW Canada, Inc. (the "Borrower"), entered into a secured commercial loan agreement (the "Agreement") with Royal Bank of Canada ("RBC"). The Agreement provides for a revolving facility available by way of a series of term loans of up to $2,500,000 to finance future production orders (the "Credit Facility"). The Credit Facility is guaranteed by the Company and its subsidiary ESW Canada by pledge of their assets to secure RBC. The Credit Facility will bear interest at a base rate of one and a half percentage (1 1/2%) points above the Canadian prime rate. Under the Credit Facility, the Company and its subsidiary are responsible for customary cost and expenses and are subject to certain loan covenants.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

ITEM 7.01. REGULATION FD DISCLOSURE.

On March 23, 2007, the Company issued a press release. A copy of said press release is included as Exhibit 99.1 to this report. The information contained in the website referenced herein is not a part of this report.

The information of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1 Press Release Issued March 23, 2007.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: March 23, 2007          By: /s/  Joey Schwartz
                                  ----------------------------------------
                                  Chief Financial Officer